Exhibit 32.1	Section 1350 Certification of the Principal Executive Officer
Exhibit 32.1
Section 1350 Certification of the Principal Executive Officer.
In connection with the Annual Report on Form 10-KSB of Kensington Bankshares, Inc. for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gerald K. Archibald, President and Chief Executive Officer of Kensington Bankshares, Inc., (the “Company”), certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
1.	The annual report of the Company as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gerald K. Archibald Gerald K. Archibald
President and Chief Executive Officer
July 7, 2006